INDEMNIFICATION AGREEMENT

      THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into this lst day of June, 1999, by and among KEY ASSET MANAGEMENT INC., a New York corporation ("KAM"), with a principal place of business in Cleveland, Ohio, and KEMPER INVESTORS LIFE INSURANCE COMPANY, an Illinois corporation (the "Company"), with a principal place of business in 1 Kemper Drive, Long Grove, Illinois, on behalf of one or more separate accounts of the Company, as set forth on Schedule A hereto, as it may be amended from time to time (the "Account"), and THE VICTORY VARIABLE INSURANCE FUNDS, a Delaware business trust (the "Fund").

      WHEREAS, KAM is the investment adviser to the Fund, the beneficial interest in which is divided into several series, each designated a "Portfolio," and representing the interest in a particular managed portfolio of securities, each of which series has one class of shares of beneficial interest ("Shares"); and

      WHEREAS, the purpose of the Fund is to act as the investment vehicle for the separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies which have entered into participation agreements, including the Participation Agreement among the Fund, KAM, BISYS Fund Services Limited Partnership and the Company, dated as of the 1st day of June, 1999 (the "Participation Agreement").

      WHEREAS, the parties desire to express their agreement as to certain other matters;

      NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

      1.    Administration of Separate Accounts.

            (a) Administrative services to owners of variable life insurance policies and/or variable annuity contracts issued by the Company (collectively, "Contracts") shall be the responsibility of the Company and shall not be the responsibility of KAM. KAM recognizes the Company is the sole shareholder of Fund Shares issued under the Participation Agreement. From time to time, the Fund, pursuant to a Contract Owner Administrative Services Agreement ("Letter Agreement") may pay amounts to the Company for providing certain administrative services for the Fund or its Portfolios, or for providing owners of Contracts with other services that relate to the Fund and are not otherwise the Company's responsibility. These services are set forth in the Letter Agreement between the Fund and the Company dated June 1, 1999, which Letter Agreement is incorporated by reference herein.


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            (b) The  parties  intend that the Fund's  payments  under the Letter
Agreement are for administrative services only and do not constitute payment in any manner for investment advisory services or for costs of distribution.

      2.    Duration.

            This  Agreement   shall  continue  in  force  until   terminated  in
accordance with the following provisions:

            (a) At the option of the Company or KAM at any time upon 60 days' notice, unless a shorter time is agreed to by the parties;

            (b) Contemporaneously with the termination of the Participation Agreement;

            (c) In the event this Agreement is assigned without the prior written consent of the Company, the Fund and KAM. Termination shall be effective immediately upon such occurrence without notice.

      Provided, however, the obligation of each party hereto to indemnify the other party hereto shall continue with respect to all losses, claims, damages, liabilities or litigation based upon the acquisition of Shares purchased as the funding vehicle for any Contract issued by the Company or any affiliated insurance company.

      3.    Indemnification.

      3.1   Indemnification By The Company

      3.1(a) The Company agrees to indemnify and hold harmless KAM and each of its directors and officers and each person, if any, who controls KAM within the meaning of Section 15 of the Securities Act of 1933 (the "1933 Act")
(collectively, the "Indemnified Parties" for purposes of this Section 3.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the Contracts and:

      (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the



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            alleged  omission to state  therein a material  fact  required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission either (a) was made in reliance upon and in conformity with information furnished in writing to the Company or its designee by or on behalf of the Fund or (b) relates to the Adviser and was made in reliance upon and in conformity with information furnished in writing to the Company or its designee by or on behalf of KAM; in either case for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares;

      (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature of the Fund not supplied by the Company, or persons under its control) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

      (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company.

as limited by and in accordance with the provisions of Sections 3.1(b) and 3.1(c) hereof.

      3.1(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under the Participation Agreement or to the Fund, whichever is applicable.



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

      3.1(c) The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      3.1(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

      3.2   Indemnification by KAM.

      3.2(a) KAM agrees to indemnify and hold harmless the Company, and each of its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 3.2 and Section 3.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of KAM) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the operations of the Fund and:

      (i) arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information or sales literature covering the Contracts, or any amendments thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such a statement or omission relates to the Adviser and was made in reliance upon and


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

            conformity with information supplied in writing to the Company for use therein; or (ii) arise out of any wrongful conduct by the Adviser or persons under its control, with respect to the operation of the Fund.

as limited by and in accordance with the provisions of Section 3.2(b) and 3.2(c) hereof.

      3.2(b) KAM shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under the Participation Agreement or to the Company, the Fund, the Underwriter or each Account, whichever is applicable.

      3.2(c) KAM shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified KAM in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent) but failure to notify KAM of any such claim shall not relieve KAM from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, KAM will be entitled to participate, at its own expense, in the defense thereof. KAM also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from KAM to such party of KAM's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and KAM will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

      3.2(d) The Company agrees promptly to notify KAM of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of Shares of the Fund.

      3.3 KAM agrees to indemnify and hold harmless the Fund, its trustees, directors, officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act and the Indemnified Parties (as defined in Section 3.2(a)) against any and all losses, claims, damages, liabilities or litigation arising from the imposition of additional federal income taxes on the Company or any policyholder

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and/or  contract  holder  solely as a result of a Final  Determination  that any
Portfolio has failed to comply with the diversification requirements of section 817(h) of the Internal Revenue Code of 1986, as amended (the "Code"), relating to the diversification requirements for variable annuity, endowment and life insurance contracts; provided, however, that

      (i) KAM shall have no liability under this Section 3.3 if such failure is caused by a third party who is not an employee or agent of KAM (e.g., the Fund's custodian, or another service provider), and

      (ii) in no case is KAM's indemnity under this Section 3.3 deemed to protect any person against any liability to which that person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of that person's duties or by reason of reckless disregard by that person of obligations under the Participation Agreement or this Agreement.

      For purposes of this Section 3.3, "Final Determination" shall mean, with respect to any claim, a settlement of such claim (including the acceptance of an adjustment proposed by the IRS) or a decision of a court of competent jurisdiction with respect to such claim that has become final after either the
(i) exhaustion of allowable appeals or (2) expiration of the time to take any such appeal with respect to the claim.

      4.    Governing Law.

      This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

      5.    Notices.

      Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

            If to KAM:

                  Key Asset Management Inc.
                  127 Public Square, 13th Floor
                  Cleveland, Ohio 44114
                  Attn:  Kathleen A. Dennis

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

            With a copy to:

                  William J. Blake, Esq.
                  Senior Vice President and Associate General Counsel 127 Public Square
                  Cleveland, Ohio 44114

            If to the Company:

                  Kemper Investors Life Insurance Company
                  1 Kemper Drive Long Grove
                  Illinois 60049
                  Attn:  General Counsel

            If to the Funds:

                  The Victory Variable Insurance Funds
                  c/o BISYS Fund Services, Inc.
                  3435 Stelzer Road
                  Columbus, Ohio 43219
                  Attn:  General Counsel

            With a copy to:

                  Jay G. Baris, Esq.
                  Kramer, Levin, Naftalis & Frankel LLP
                  919 Third Avenue
                  New York, New York 10022

      6.    Miscellaneous.

      The captions in the Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

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      IN WITNESS  WHEREOF,  each of the parties hereto has caused this Agreement to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date set forth at the beginning of this Agreement.

                                    KEY ASSET MANAGEMENT INC.


                                    By:/s/ Kathleen A. Dennis
                                       ----------------------------------------
                                       Name:  Kathleen A. Dennis
                                       Title: Senior Managing Director


                                    KEMPER INVESTORS LIFE
                                    INSURANCE COMPANY


                                    By: /s/ Otis R. Hildman Jr.
                                       ----------------------------------------
                                       Name:
                                       Title:


                                    THE VICTORY VARIABLE INSURANCE FUNDS, on behalf of its series portfolios, individually and not jointly


                                    By: /s/ J. David Huber
                                       ----------------------------------------
                                       Name:  J. David Huber
                                       Title: Vice President

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                                   Schedule A
                                       to
                            Indemnification Agreement

Separate Account(s) of the Company
----------------------------------

KILICO Variable Separate Account - 2 (June 17, 1997)
KILICO Variable Series I Separate Account (August 6, 1996)
KILICO Variable Series II Separate Account (January 30, 1997)
KILICO Variable Annuity Separate Account - 2 (March 19, 1998)